UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2022

THE BEAUTY HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2165 Spring Street
Long Beach, CA
(Address of principal executive offices)

90806
(Zip Code)
(800) 603-4996
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2022, The Beauty Health Company (the “Company”) announced the appointment of Andrew Stanleick to serve as its President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective as of February 7, 2022. In this capacity, Mr. Stanleick will be the Company’s principal executive officer. Upon Mr. Stanleick commencing employment as the Company’s Chief Executive Officer, Brenton L. Saunders, the current interim Chief Executive Officer of the Company and the Executive Chairman of the Board, will cease to serve as interim Chief Executive Officer. Mr. Saunders will continue to serve as the Executive Chairman of the Board thereafter.

Mr. Stanleick has served in various capacities at Coty Inc. (NYSE:COTY) since August 2017, including serving as its Executive Vice President, Americas and Chief Executive Officer of Kylie Jenner Beauty since March 2020. From June 2018 to May 2020, Mr. Stanleick served as COTY's Senior Vice President, North America, and from August 2017 to June 2018, he served as its Senior Vice President, Europe. Prior to joining COTY, Mr. Stanleick worked in various roles, including President and Chief Executive Officer of the South East Asia-Pacific and European divisions of Coach Inc. from January 2013 to April 2016. Mr. Stanleick graduated with a master’s degree in economics from the University of Cambridge.

In connection with Mr. Stanleick’s appointment, the Company and Edge Systems LLC, an indirect, wholly-owned subsidiary of the Company d/b/a The HydraFacial Company, have entered into an employment agreement (the “Employment Agreement”) with Mr. Stanleick, effective as of February 7, 2022 (the “Effective Date”), pursuant to which Mr. Stanleick will serve as President and Chief Executive Officer of the Company, reporting to the Board, and will be appointed to and serve as a member of the Board.

Pursuant to the Employment Agreement, Mr. Stanleick will receive an annual base salary of $800,000 and will be eligible for an annual cash performance bonus targeted at 100% of his base salary. Mr. Stanleick’s salary is subject to annual review and may be increased in the discretion of the Board. Mr. Stanleick will also be eligible to participate in the Company’s employee benefit plans on the same terms as other senior executives of the Company.

In addition, in connection with his commencement of employment with the Company, Mr. Stanleick will receive a one-time signing cash bonus of $800,000, which will be subject to repayment on a pro-rata basis in the event of Mr. Stanleick’s termination by the Company for “cause” or Mr. Stanleick’s resignation without “good reason” (each as defined in the Employment Agreement) within twelve months following the Effective Date.

In connection with his commencement of employment, Mr. Stanleick will receive a one-time award of performance-based restricted stock units (the “Initial PRSU Award”) under the Company’s 2021 Incentive Award Plan (the “Plan”) covering 250,000 shares of the Company’s common stock (at target), which may be earned over a four-year performance period based on achievement of performance goals related to the Company’s stock price and Mr. Stanleick’s continued employment with the Company through the end of the performance period.

Commencing with the Company’s 2022 fiscal year, Mr. Stanleick will be eligible to receive annual equity-based awards under the Plan, with the form and value of such annual awards to be determined by the compensation committee (the “Compensation Committee”) of the Board in its discretion. For fiscal year 2022, Mr. Stanleick’s annual award will consist of (i) time-based restricted stock units with an aggregate grant date value of $4,500,000 (the “2022 RSU Award”) and (ii) performance-based restricted stock units with an aggregate grant date value of $1,500,000 (the “2022 PSU Award”). The 2022 RSU Award will vest with respect to 12.5% of the underlying shares on the six-month anniversary of the grant date, with respect to 12.5% of the underlying shares on the first anniversary of the grant date, and with respect to 25% of the underlying shares on each of the second, third, and fourth anniversaries of the grant date, subject to Mr. Stanleick’s continued employment with the Company through each such vesting date. The 2022 PSU Award will vest at the conclusion of a three-year performance period based upon the achievement of pre-determined performance metrics determined by the Board or Compensation Committee (as applicable) on the grant date, subject to Mr. Stanleick’s continued employment with the Company through the vesting date.

If Mr. Stanleick’s employment is terminated before or more than twelve months after a “change in control” by the Company (as defined in the Plan) without “cause” or by Mr. Stanleick for “good reason,” Mr. Stanleick will be entitled to the following: (i) any earned, but unpaid annual bonus for the year prior to the year of termination, (ii) continued payment of his base salary for 18 months following termination, (iii) a prorated target annual bonus for the year of termination, and (iv) reimbursement of the employer portion of COBRA premium payments for up to 18 months following termination (collectively, the “Severance Benefits”).

If, within 12 months following the consummation of a “change in control” of the Company, Mr. Stanleick’s employment is terminated by the Company without “cause” or by Mr. Stanleick for “good reason”, Mr. Stanleick will be entitled to receive the Severance Benefits, along with a cash payment equal to one and one-half (1.5) times Mr. Stanleick’s target annual bonus for the year of termination.

If Mr. Stanleick’s employment is terminated due to his death or “disability,” he (or his estate, as applicable) will receive a lump sum cash payment equal to his prorated target annual bonus for the year of termination, and any earned, but unpaid annual bonus for the year prior to the year of termination.

Mr. Stanleick’s right to receive the severance payments and benefits pursuant to the Employment Agreement (other than upon his death or disability) is contingent upon Mr. Stanleick’s execution and non-revocation of a general release of claims in favor of the Company. In addition, to the extent that any payment or benefit received in connection with a change in control of the Company would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Stanleick than receiving the full amount of such payments.

The Employment Agreement requires Mr. Stanleick to enter into an Employee Proprietary Information and Inventions Assignment Agreement, which contains indefinite confidentiality and non-disclosure restrictions, invention assignment provisions, and non-compete and customer and employee non-solicitation covenants effective during his employment and for up to one year following termination of Mr. Stanleick’s employment.

The Company intends to enter into an Indemnification Agreement with Mr. Stanleick in the form filed by the Company as Exhibit 10.13 to the Company’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission on May 10, 2021, the terms of which are incorporated herein by reference.

Other than with respect to the compensation matters described above, there are no arrangements or understandings between Mr. Stanleick and any other persons pursuant to which Mr. Stanleick was appointed the Company’s President and Chief Executive Officer and as a director of the Board. There are also no family relationships between Mr. Stanleick and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Stanleick has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”). The foregoing summary description of the Initial PRSU Award does not purport to be complete and is qualified in its entirety by the full text of the performance-based restricted stock award agreement, a copy of which is attached as Exhibit 10.11 to the Company’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission on May 10, 2021.

Item 7.01.     Regulation FD Disclosure.

On January 20, 2022, the Company issued a press release announcing the appointment of Mr. Stanleick as its President and Chief Executive Officer. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 20, 2022, between Andrew Stanleick, Edge Systems LLC d/b/a The HydraFacial Company and The Beauty Health Company.
99.1	Press Release, dated January 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2022	The Beauty Health Company

	By:	/s/ Liyuan Woo
	Name:	Liyuan Woo
	Title:	Chief Financial Officer